EXHIBIT 21.1 - SUBSIDIARIES OF THE REGISTRANT


List of Subsidiaries


            Name                           Jurisdiction of Organization
            ----                           ----------------------------

    Bioanalytical Systems, Ltd.                  United Kingdom

    BAS Instruments, Ltd.                        United Kingdom

    BAS Analytics, Ltd.                          United Kingdom

    BAS Evansville, Inc.                         Evansville, IN  USA